February 25, 2002


                                BRAZIL FUND, INC.
                                KOREA FUND, INC.
                      SCUDDER GLOBAL HIGH INCOME FUND, INC.
                           SCUDDER NEW ASIA FUND, iNC.

                                 IMPORTANT NEWS
                          FOR SCUDDER FUND SHAREHOLDERS

     While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your Fund that will be the subject of a shareholder vote.

                          Q & A: QUESTIONS AND ANSWERS

Q.   WHAT IS HAPPENING?

A. On December 3, 2001, Zurich Financial Services ("Zurich Financial") the majority owners of Zurich Scudder Investments, Inc., your Fund's investment manager ("Scudder"), entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations, which will be retained by the Zurich Financial entities. Following this transaction (the "Transaction"), Scudder will become part of Deutsche Asset Management and will change its name.

     As a result of the sale of Scudder to Deutsche Bank, your Fund's investment management agreement with Scudder will terminate. In order for Scudder to continue to serve as investment manager of your Fund, the Fund's shareholders must approve a new investment advisory, management and administration agreement. The enclosed Proxy Statement gives you additional information on Deutsche Bank and the proposed new investment advisory, management and administration agreement as well as certain other matters. You are being asked to vote on the new investment advisory, management and administration agreement for your Fund as well as, if you are a shareholder of Korea Fund, Inc., Scudder New Asia Fund, Inc., or Scudder Global High Income Fund, Inc., a new research and advisory agreement. The Board members of your Fund, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, recommend that you vote FOR the approval of the new investment advisory, management and administration agreement for your Fund and each other proposal applicable to your Fund.

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT ADVISORY, MANAGEMENT AND ADMINISTRATION AGREEMENT?

A. The Investment Company Act of 1940, which regulates mutual funds in the United States such as your Fund, requires a shareholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The proposed sale of Scudder to Deutsche Bank will result in such a change of control and therefore requires shareholder approval of a new investment advisory, management and administration agreement with your Fund in order for Scudder to continue serving as your Fund's investment manager.

Q.   HOW  WILL  THE  TRANSACTION   WITH  DEUTSCHE  BANK  AFFECT  ME  AS  A  FUND
     SHAREHOLDER?

A. Your investment in your Fund will not change as a result of the Transaction. You will still own the same shares in the same Fund, and the value of your investment will not change as a result of the Transaction with Deutsche Bank. Your Fund's investment advisory, management and administration agreement will still be with Scudder and the terms of the new investment advisory, management and administration agreement are substantially identical to the terms of the current investment advisory, management and administration agreement, except that, to the extent permissible, pursuant to the new investment management agreement Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the board members of your Fund, including those who are not affiliated with your Fund, Scudder or Deutsche Bank. Scudder, though, will be combined with and integrated into Deutsche Bank's investment management organization and, as described more fully in the enclosed Proxy Statement, many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund. Your Fund will continue to be branded and marketed as a "Scudder" Fund.

Q. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW INVESTMENT ADVISORY, MANAGEMENT AND ADMINISTRATION AGREEMENT?

A. If shareholders do not approve the new investment advisory, management and administration agreement, and if the Transaction with Deutsche Bank is completed, the current investment advisory, management and administration agreement will terminate and your Fund's Board will take such action as it deems to be in the best interests of your Fund and its shareholders, including entering into an interim investment management agreement with Scudder. This is discussed in more detail in the enclosed Proxy Statement under "Information Concerning the Transaction and Deutsche Bank" in Proposal 1.

Q. WILL THE INVESTMENT MANAGEMENT FEE RATE BE THE SAME UPON APPROVAL OF THE NEW INVESTMENT ADVISORY, MANAGEMENT AND ADMINISTRATION AGREEMENT?

A. Yes, the investment management fee rate applicable to your Fund under the new investment advisory, management and administration agreement is the same as that currently in effect.

Q.   HOW DOES MY FUND'S BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the members of your Fund's Board, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, unanimously recommend that you vote in favor of the new investment advisory, management and administration agreement. The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Approval and Recommendation" and "Board Considerations" in Proposal 1.

Q. WILL MY FUND PAY FOR THE PROXY SOLICITATION AND LEGAL COSTS ASSOCIATED WITH THIS TRANSACTION?

A. No, neither you nor your Fund will bear any costs associated with the proposed Transaction. Scudder has agreed to bear these costs.

Q.   WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD?

A. Because each Fund must vote separately, you are being sent a proxy card for each Fund account that you have. Please vote on all applicable proposals shown on each proxy card that you receive.

Q.   WHOM SHOULD I CALL FOR ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A. Please call Georgeson Shareholder Communications, your Fund's information agent, at [ ].

                                                               February 25, 2002


Dear Shareholder:

     The Zurich Financial Services ("Zurich Financial") entities that currently own a majority of Zurich Scudder Investments, Inc. ("Scudder") have entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations, which will be retained by the Zurich Financial entities (the "Transaction"). Following the Transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries, and will change its name. Because of the Transaction, it is necessary for the shareholders of each of the funds for which Scudder acts as investment manager, including your Fund, to approve a new investment management agreement in order for Scudder to continue serving as investment manager.

     The following important facts about the Transaction are outlined below:

     o The Transaction will have no effect on the number of shares you own or the value of those shares.

     o The investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

     o Your Fund's investment advisory, management and administration agreement will still be with Scudder, and the terms of the new investment advisory, management and administration agreement will be substantially identical to the terms of the current investment advisory, management and administration agreement, except for the addition of certain language that, to the extent permissible, pursuant to the new investment management agreement Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the board members of your Fund, including those who are not affiliated with your Fund, Scudder or Deutsche Bank.

     o Scudder will be combined with and integrated into Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund.

     o The members of your Fund's Board, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, have carefully reviewed the proposed Transaction and unanimously recommend you vote in favor of the new investment advisory, management and administration agreement.

     You are also being asked to approve certain other matters that have been set forth in the Notice of Special Meetings of Shareholders.

     Please take the time to read the enclosed materials.

     The question and answer section that begins on the front cover of the Proxy Statement discusses the proposals that require shareholder approval. The Proxy Statement itself provides greater detail about the proposals, why they are being made and how they apply to your Fund. The Board recommends that you read the enclosed materials carefully and vote in favor of each proposal.

     To vote, simply fill out the enclosed proxy card(s) -- be sure to sign and date it -- and return it to us in the enclosed postage-paid envelope. Because all of the funds for which Scudder acts as investment manager are holding shareholder meetings regarding these and other issues, you may receive more than one proxy card. If so, please vote each one.

     Your vote is very important to us. If we do not hear from you by [date], our proxy solicitor may contact you. Thank you for your response and for your continued investment with Scudder.

Respectfully,



[       ]

     Preliminary Copy

                                BRAZIL FUND, INC.
                                KOREA FUND, INC.
                      SCUDDER GLOBAL HIGH INCOME FUND, INC.
                           SCUDDER NEW ASIA FUND, iNC.

                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

     Please take notice that Special Meetings of Shareholders (the "Meetings") of each corporation listed above (each is a "Corporation" or a "Fund" and collectively, where applicable, the "Funds") will be held jointly at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the Meetings:

Proposal 1:    For each Fund, to approve a new investment  management  agreement for the Fund with Zurich Scudder Investments, Inc.;

Proposal 2:    (For  shareholders  of Korea  Fund,  Inc.  only) to approve a new research and advisory agreement between the Fund's investment manager and Zurich Scudder Investments Korea Limited;

Proposal 3:    (For shareholders of Scudder New Asia Fund, Inc. only) to approve
               a  new  research  and  advisory   agreement  between  the  Fund's
               investment  manager  and Zurich  Scudder  Investments  Singapore,
               Limited; and

Proposal 4:    (For  shareholders of Scudder Global High Income Fund, Inc. only)
               to approve a new  research  and  advisory  agreement  between the
               Fund's   investment   manager  and  Deutsche   Asset   Management
               Investment Services Limited.

     The Board of each Fund recommends that Shareholders vote FOR all applicable Proposals.

     The persons named as proxies will vote in their discretion on any other business that may properly come before a Meeting or any adjournments or postponements thereof.

     Holders of record of shares of each Fund at the close of business on February 8, 2002 are entitled to vote at a Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held.

     In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal.

                             By Order of the Boards,

                                  John Millette
                                    Secretary

                               February 25, 2002


IMPORTANT - We urge you to sign and date the enclosed proxy card(s) and return it in the enclosed addressed envelope which requires no postage. Your prompt return of the enclosed proxy card(s) may save the necessity of further solicitations. If you wish to attend the Meetings and vote your shares in person at that time, you will still be able to do so.

     Preliminary Copy

                                February 25, 2002


                                BRAZIL FUND, INC.
                                KOREA FUND, INC.
                      SCUDDER GLOBAL HIGH INCOME FUND, INC.
                           SCUDDER NEW ASIA FUND, iNC.
                             Two International Place
                        Boston, Massachusetts 02110-4103

                              JOINT PROXY STATEMENT

                                     General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board," the Directors of each of which are referred to as the "Directors" of the relevant Board) of each of the corporations listed above (each is referred to as a "Corporation" or a "Fund" and collectively, the "Funds"). These proxies will be used at the joint Special Meeting of Shareholders of each Fund to be held at the offices of Zurich Scudder Investments, Inc., the investment manager of each Fund ("Scudder" or the "Investment Manager"), 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, or at such later time made necessary by any and all adjournments or postponements thereof (each, a "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meetings. This Proxy Statement, the Notice of Special Meeting and the proxy card(s) are first being mailed to shareholders on or about February 25, 2002 or as soon as practicable thereafter.

     Proposal 1 relates to the approval of a new investment advisory, management and administration agreement for each Fund, Proposal 2 is only relevant to shareholders of Korea Fund, Inc. and relates to the approval of a new research and advisory agreement with Zurich Scudder Investments Korea Limited, Proposal 3 is only relevant to shareholders of Scudder New Asia Fund, Inc. and relates to the approval of a new research and advisory agreement with Zurich Scudder Investments Singapore, Limited, and Proposal 4 is only relevant to shareholders of Scudder Global High Income Fund, Inc. and relates to the approval of a new research and advisory agreement with Deutsche Asset Management Investment Services Limited. As discussed below, shareholder approval of the Proposals will have no effect upon the investment management fee rates currently in effect.

     The Board of each Fund recommends shareholders vote FOR all Proposals. The vote required to approve each Proposal is described below under "Additional Information."

     Each Fund provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for a Fund and a copy of any more recent semi-annual report, without charge, by calling [ ] or writing the Fund, c/o Zurich Scudder Investments, Inc., at the address shown at the beginning of this Proxy Statement.

                           Proposal 1: Approval of New
          Investment Advisory, Management and Administration Agreement

Introduction

     Scudder acts as the investment manager to each Fund pursuant to an investment advisory, management and administration agreement entered into by each Fund and Scudder (each, a "Current Investment Management Agreement" and collectively, the "Current Investment Management Agreements"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction." Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2002), including approximately $53 billion in open-end mutual fund assets managed in the United States.

     Consummation of the Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of each Fund's Current Investment Management Agreement with Scudder. As required by the 1940 Act, each of the Current Investment Management Agreements provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new investment advisory, management and administration agreement (each, a "New Investment Management Agreement" and collectively, the "New Investment Management Agreements" and, together with the Current Investment Management Agreements, the "Investment Management Agreements") between each Fund and Scudder is being proposed for approval by shareholders of each Fund. The form of New Investment Management Agreement is attached hereto as Exhibit A. The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except for the addition of certain language that may provide more flexibility in integrating Scudder with the Deutsche Bank organization and managing the Funds going forward, as discussed below under "Differences Between the Current and New Investment Management Agreements". The material terms of each Current Investment Management Agreement are described under "Description of the Current Investment Management Agreements" below.

     In the event that the Transaction does not, for any reason, occur, each Current Investment Management Agreement will continue in effect in accordance with its terms.

     The  information  set forth in this Proxy  Statement  and any  accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Funds by Zurich Financial and Deutsche Bank.

Board Recommendation

     On February 6, 2002, the Board of each Fund, including each Director who is not an "interested person" (an "Interested person") of the Investment Manager, Deutsche Bank or of the Fund within the meaning of the 1940 Act (each is referred to as an "Independent Director"), voted unanimously to approve the New Investment Management Agreements and to recommend their approval to shareholders.

     For information about the Boards' deliberations and the reasons for their recommendation, please see "Board Considerations" below.

     The Board of each Fund unanimously recommends that its shareholders vote in favor of the approval of the New Investment Management Agreement for each Fund.

Information Concerning the Transaction and Deutsche Bank

Description of the Transaction

     On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments) for approximately $2.5 billion. Following this Transaction, Scudder will change its name and will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management.

     The Transaction will take place in three steps:

     o First, in a merger pursuant to a separate Merger Agreement, the Zurich Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

     o Second, Scudder will transfer its ownership interest in Threadneedle Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

     o Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

     In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Investment Manager."

     As  discussed  in  the  "Introduction"  above,  under  the  1940  Act,  the
Transaction will cause all the current investment management agreements with registered funds managed by Scudder to terminate automatically. Client consents also will be required for the continuation of other Scudder advisory agreements. If a New Investment Management Agreement is not approved by a Fund's shareholders, the Current Investment Management Agreement would terminate upon completion of the acquisition of Scudder by Deutsche Bank. If such a termination were to occur, the Board of the affected Fund would make such arrangements for the management of that Fund's investments as it deems appropriate and in the best interests of that Fund and its shareholders.

     The  Transaction  by which  Deutsche  Bank  intends to  acquire  Scudder is subject to a number of conditions that are contained in the Transaction Agreement, including the approval of clients, including the Funds, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct in all material respects; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close on or about April [ ], 2002.

     Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," above.

     Appendix 1 provides information regarding Scudder's current business, including its stockholders, directors and officers.

Deutsche Bank

     Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to [ ] U.S. mutual funds, which in the aggregate have $[ ] in assets.

Anticipated Operational Changes

     As proposed, Scudder will for the immediate future remain a separate corporate entity within the Deutsche Asset Management Group and, subject to shareholder approval, will continue to serve as the registered investment adviser to the Funds under the New Management Agreements. Scudder will, however, be integrated operationally into Deutsche Asset Management and will utilize the services of personnel from other parts of the organization in providing services to the Funds and its other clients. In particular, the investment operations of Scudder will become part of an integrated global investment operation serving Deutsche Asset Management's clients worldwide. As a result, in an effort to improve investment performance in certain areas current investment personnel of Deutsche Asset Management will assume portfolio management responsibilities for many of the Funds. A list of portfolio manager changes currently contemplated for the Funds is included in Appendix 2. Similarly, the various other services related to the mutual fund operations of both companies - shareholder servicing, investment operations, fund accounting, legal and compliance, sales and marketing - will also be integrated into a common service platform. Deutsche Bank and Scudder have advised the Independent Trustees that they believe that the combined organization will continue to provide services that will be equal or better in scope and quality to those currently being provided to the Funds by Scudder and its affiliates.

     As discussed above, following the Transaction, Scudder will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that point, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will be Chairman of Deutsche Asset Management, will join the existing Deutsche Asset Management Global Executive Committee and will become a member of the PCAM Americas Region leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder.

     Following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank.

Board Considerations

     On April 27, 2001, Zurich Financial announced its intent to seek a strategic transaction involving Scudder, its majority-owned subsidiary. Over the course of the following months, the Independent Directors met, both privately and with senior Scudder and Zurich Financial personnel, to discuss the potential benefits and risks to the Funds and their shareholders from a strategic transaction. The Independent Directors were assisted in this process by their independent legal counsel and by independent consultants with special expertise in financial and mutual fund industry matters. The Independent Directors identified certain basic principles that would guide their review of any proposed strategic transaction. These basic principles were communicated to Scudder in August 2001, and were intended to be shared with any potential strategic partner.

     On September 23, 2001, Zurich Financial and Deutsche Bank entered into a preliminary agreement whereby Deutsche Bank agreed, subject to a number of contingencies (including the execution of a definitive transaction agreement), to acquire 100% of Scudder (not including certain of Scudder's UK operations) from Zurich Financial.

     Thereafter, the Independent Directors met on several occasions (both prior to and following the execution of the definitive agreement between Zurich Financial and Deutsche Bank on December 3, 2001) to discuss the Transaction, and its potential impact on the Funds and their shareholders. The Independent Directors were assisted throughout this process by their independent legal counsel and independent consultants.

     In the course of their review, the Independent Directors requested and reviewed substantial information regarding the management, financial position and business of Deutsche Bank and Deutsche Asset Management; the history of Deutsche Bank's business and operations, including its compliance history and the history of its recent acquisitions; Deutsche Asset Management's U.S. mutual fund operations, including the investment performance of mutual funds advised by Deutsche Asset Management; the proposed structure, operations and processes of the combined organization after the Transaction; Deutsche Bank's strategic and financial goals following the Transaction; the terms of the Transaction; and the future operational plans of Deutsche Bank and Scudder with respect to Scudder and its affiliated entities.

     The Independent Directors gave careful consideration to the extensive organizational changes that Scudder will undergo as a result of the Transaction. They considered the fact that, while Scudder would continue as a separate legal entity for the immediate future, it would be integrated operationally with the global asset management business of Deutsche Bank. They also considered the significant expense reductions being planned for the combined organization designed to eliminate duplicate operations, as well as to reduce the scale of the organization to reflect current adverse conditions in the securities markets and in the investment management business. In this regard, the Independent Directors also considered the expense reductions that would likely be necessary under current market and business conditions to operate Scudder's business efficiently absent the Transaction. The Independent Directors were assured that the planned expense reductions would not adversely affect the scope and quality of services being provided to the Funds and that a substantial portion of any future revenue growth (commensurate with reasonable profit levels) would be reinvested in Deutsche Bank's U.S. mutual fund business.

     The Independent Directors also considered the potential benefits to the Funds and their shareholders of the increased scale and scope of the global asset management platform that will result from the Transaction. In this regard, the Independent Directors reviewed the investment performance records of the Deutsche Bank investment professionals who will be assuming responsibility as Fund portfolio managers. The Independent Directors also considered the potential advantages that the combined organization might bring to strengthening the "Scudder" brand name in the U.S. mutual fund marketplace.

     The Independent Directors also considered Deutsche Bank's assurances that Scudder will at all times have the resources necessary to enable it to meet its obligations to the Funds and that the services provided by Scudder and its affiliates following the transaction will be equal or better in scope and quality to those currently being provided. Further, Deutsche Bank has assured the Independent Directors that they will continue to receive all information that they deem necessary or desirable to the discharge of their oversight responsibilities.

     Deutsche Bank and Scudder each assured the Independent Directors that they intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company to receive benefits in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the Transaction, at least 75% of the board members of the investment company must be persons who are not "interested persons" of such investment adviser. (The current composition of the Board of each Fund would be in compliance with this provision of Section 15(f).) Second, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. Deutsche Bank and Scudder have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on any Fund in connection with the Transaction. Deutsche Bank and Scudder have undertaken to pay the costs of preparing and distributing proxy materials to the Funds' shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Funds and the Independent Directors relating to their review of the Transaction.

     In  previously   approving  the  continuation  of  the  Current  Investment
Management Agreements in July 2001, the Independent Directors had considered numerous factors, including, among others, the nature, quality and extent of services provided by Scudder to the Funds; investment performance, both of the Funds themselves and relative to appropriate peer groups and market indices; investment management fees, expense ratios and asset sizes of the Funds themselves and relative to appropriate peer groups; Scudder's profitability from managing the Funds (both individually and collectively) and the other investment companies managed by Scudder before marketing expenses paid by Scudder. Based on a review of recent market and industry trends and financial results of Scudder's businesses, the Independent Directors concluded not to seek any changes in the fee arrangements currently in place between the Funds and Scudder and its affiliates at this time. The Independent Directors expect to review these arrangements in further detail in connection with their consideration of the annual continuation of these arrangements on or prior to September 30, 2002.

     In addition, in considering whether to approve the New Investment Management Agreement for each Fund (the terms of which are substantially identical to the terms of the Current Investment Management Agreement for each Fund except as described below under "Differences Between the Current and New Investment Management Agreements"), each Board considered the potential benefit to the Funds of providing the Investment Manager more flexibility in structuring portfolio management services for each Fund. Each Board recognized that it may be beneficial to the Funds to allow the Investment Manager to take advantage of the strengths of other entities within the Deutsche Bank organization by permitting the Investment Manager to delegate certain portfolio management services to such entities, and to do so, to the extent permissible, without incurring the expense of obtaining further shareholder approval. In addition, the Board considered that (i) any restructuring of the provision of portfolio management services provided to the Funds would require the prior approval of a majority of the members of a Fund's Board, including a majority of the Non-interested Directors; and (ii) the management expenses incurred by the Funds would not be affected by any action taken to delegate services to other Deutsche Bank entities in reliance on the New Investment Management Agreements because any fees paid to a sub-adviser would be paid by the Investment Manager and not by the Funds. Scudder will retain full responsibility for the actions of any such sub-advisers.

     Based on all of the foregoing, at a meeting on February 6, 2002, the Board of each Fund, including the Independent Directors of each Fund, voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders for their approval.

Accounting Agent and Transfer Agent

     Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, serves as fund accounting agent to each Fund and, as such, computes net asset value and maintains related records. Scudder Investments Service Company ("SISC"), also an affiliate of Scudder, serves as each Fund's transfer agent, registrar and dividend reinvestment plan agent. Appendix 3 sets forth for each Fund the fees paid to SFAC and SISC during the last fiscal year of each Fund.

     SFAC and SISC will continue to provide fund accounting, transfer agency and subaccounting and recordkeeping, respectively, to the Funds, as described above, under the current arrangements if the New Investment Management Agreements are approved.

     Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised by Scudder that have similar investment objectives to any of the Funds. (See Appendix 4 for information regarding the management fee rate, net assets and aggregate management fee paid for each Fund.)

Portfolio Transactions

     Scudder places orders for portfolio transactions on behalf of the Funds with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder may place such orders with brokers and dealers who supply brokerage and research services to Scudder or a Fund. The term "research services" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. In selecting brokers and dealers with which to place portfolio transactions for a Fund, Scudder may consider sales of shares of the Funds and of any funds managed by Scudder. The placement of portfolio transactions is supervised by Scudder. Following the closing of the Transaction, it is expected that Scudder's trading system and related brokerage policies will be conformed to those of Deutsche Bank. [Deutsche Bank has represented that its policies are similar in all material respects to those of Scudder, and that it does not expect that the types and levels of portfolio transactions/placements will materially differ than those of Scudder in the past.]

Description of the Current Investment Management Agreements

     Investment Manager's Responsibilities. Under each Current Investment Management Agreement, Scudder provides each Fund with continuing investment management services. The Investment Manager makes investment decisions, prepares and makes available research and statistical data and supervises the acquisition and disposition of securities by each Fund, all in accordance with the Fund's investment objectives and policies and in accordance with guidelines and directions from the Fund's Board of Directors. The Investment Manager assists each Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors. The Investment Manager is required to maintain or cause to be maintained for each Fund all books, records and reports and any other information required to be maintained under the 1940 Act (and, with respect to The Brazil Fund, Inc. only, to furnish or cause to be furnished all required reports or other information under Brazilian securities laws) to the extent such books, records and reports and any other information are not maintained by the Fund's custodian or other agents of the Fund. The Investment Manager also supplies each Fund with office space in New York and furnishes clerical services in the United States related to research, statistical and investment work. The Investment Manager renders to each Fund administrative services such as preparing reports to, and meeting materials for, the Fund's Board of Directors and reports and notices to Fund stockholders, preparing and making filings with the Securities and Exchange Commission and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund's registration statement, providing assistance in certain accounting and tax matters and investor public relations, monitoring the valuation of portfolio securities, calculation of net asset value and calculation and payment of distributions to stockholders, and overseeing arrangements with the Fund's custodian. The Investment Manager agrees to pay reasonable salaries, fees and expenses of each Fund's officers and employees and any fees and expenses of the Fund's directors who are directors, officers or employees of the Investment Manager, except that each Fund bears travel expenses (or an appropriate portion of those expenses) of directors and officers of the Fund who are directors, officers or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors or any committees of or advisors to the Board. During each Fund's most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the Investment Manager), was paid or became payable by the Fund to any of its officers or Directors who were affiliated with the Investment Manager.

     Under each Investment Management Agreement the Investment Manager may retain the services of others, but at no additional cost to the Fund, in connection with its services to the Fund.

     Fund Expenses. Under each Investment Management Agreement, each Fund pays or causes to be paid all of its other expenses, including, among others, the following: organization and certain offering expenses (including out-of-pocket expenses, but not including overhead or employee costs of the Investment Manager or of any one or more organizations retained as an advisor or consultant to the Fund or, in the case of The Brazil Fund, Inc. only, by the Fund or by the Investment Manager as a Brazilian administrator or adviser of the Fund); legal expenses; auditing and accounting expenses; telephone, facsimile, postage and other communications expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred in connection with membership in investment company trade organizations; fees and expenses of the Fund's custodians, subcustodians, transfer agents and registrars, and accounting agents; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; expenses related to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; expenses of the dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan); costs of stationery; any litigation expenses; and costs of stockholders' and other meetings.

     Compensation Paid to the Investment Manager. In return for the services provided by the Investment Manager as investment manager, and the expenses it assumes under each Investment Management Agreement, each Fund will pay the Investment Manager a monthly fee, which, on an annual basis, is equal to the rate per annum of the value of the Fund's average weekly net assets set forth in Appendix 4. The fee rate paid by each Fund under the Investment Management Agreements is set forth in Appendix 4 hereto. As of the end of each Fund's last fiscal year, each Fund had net assets and paid an aggregate fee to the Investment Manager under its Investment Management Agreement during such period as also set forth in Appendix 4 hereto.

     Non-Exclusivity. Under each Investment Management Agreement, the Investment Manager is permitted to provide investment advisory services to other clients, including clients which may invest in securities of issuers in the country in which a Fund primarily invests and, in providing such services, may use information furnished by advisors and consultants to a Fund and others. Conversely, information furnished by others to the Investment Manager in providing services to other clients may be useful to the Investment Manager in providing services to a Fund.

     Termination of the Agreement. Each Investment Management Agreement may be terminated at any time without payment of penalty by a Fund's Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Investment Manager on 60 days' written notice, but, in the case of The Brazil Fund, Inc., only after written notice to the Fund and to the Brazilian Comissao de Valores Mobiliarios of not less than 60 days (or such longer period as may be required by regulation). Each Investment Management Agreement automatically terminates in the event of its assignment (as defined under the 1940 Act), provided that an assignment to a corporate successor to all or substantially all of the Manager's business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Manager's business shall not be deemed to be an assignment for the purposes of any Investment Management Agreement.

     Liability of the Investment Manager. Each Investment Management Agreement provides that the Investment Manager is not liable for any act or omission, error of judgment or mistake of laws or for any loss suffered by a Fund in connection with matters to which the Investment Management Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under the Investment Management Agreement. Each Investment Management Agreement also contains provisions that provide that Scudder shall use its best efforts to seek the best overall terms available in executing transactions for the Fund and selecting brokers and dealers and shall consider on a continuing basis all factors it deems relevant, including the consideration of the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which Scudder or an affiliate exercises investment discretion. In addition, with respect to the allocation of investment and sale opportunities among each Fund and other accounts or funds managed by Scudder, each Investment Management Agreement provides that Scudder shall allocate such opportunities in accordance with procedures believed by Scudder to be equitable to each entity.

Additional Information About the Current Agreements

     The date of each Current Investment Management Agreement, the date when each Current Investment Management Agreement was last approved by the Directors and the shareholders of each Fund and the date to which each Current Investment Management Agreement was last continued is included in Appendix 5.

The New Investment Management Agreements

     The New Investment Management Agreement for each Fund will be dated as of the date of the consummation of the Transaction, which is expected to occur in the first half of 2002. Each New Investment Management Agreement will be in effect for an initial term ending on [September 30, 2002 (the same term as would apply under the corresponding Current Investment Management Agreement but for the Transaction)], and may be continued thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" (as defined below under "Additional Information") of each Fund, or by the Board and, in either event, the vote of a majority of the Independent Directors, cast in person at a meeting called for such purpose. In the event that shareholders of a Fund do not approve the New Investment Management Agreement, the Current Investment Management Agreement will terminate if the Transaction is consummated. In such event, the Board of such Fund will take such action, if any, as it deems to be in the best interests of the Fund and its shareholders, including (without limitation) re-submitting this Proposal for shareholder approval or entering into an interim investment management agreement with Scudder. In the event the Transaction is not consummated, Scudder will continue to provide services to each Fund in accordance with the terms of each Current Investment Management Agreement for such periods as may be approved at least annually by the Board, including a majority of the Independent Directors.

Differences Between the Current and New Investment Management Agreements

     The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that each New Investment Management Agreement would authorize the Investment Manager to delegate certain portfolio management services with respect to all or a portion of the assets of the Fund to any advisory entity that the Investment Manager controls, is controlled by, or is under common control with, to the extent permissible by law, and to establish the fees to be paid for such services, provided that the Investment Manager obtains the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Independent Directors. Shareholders of a Fund affected by any such delegation would receive prompt notice of this change following approval by the Board. The management fee rate paid by the Fund would not change as a result of any such delegation; all fees paid to the sub-adviser would be paid by the Investment Manager. The Investment Manager will retain full responsibility for the actions of any such sub-adviser.

     The investment management fee rates paid by the Funds under the New Investment Management Agreements are the same as those currently in effect.

  The Directors of each Fund unanimously recommend that shareholders of each
      Fund vote FOR the approval of a New Investment Advisory, Management and Administration Agreement for that Fund.

    Proposal 2: (For Shareholders of Korea Fund, Inc. only.) Approval of New
                        Research and Advisory Agreements

     Scudder has entered into a research and advisory agreement (the "Current Korea Sub-Advisory Agreement"), on behalf of The Korea Fund, Inc. (the "The Korea Fund") with Zurich Scudder Investments Korea Limited ("Zurich Scudder Korea") pursuant to which Zurich Scudder Korea furnishes information, investment recommendations, advice and assistance to Scudder.

     The Current Korea Sub-Advisory Agreement provides for its automatic termination in the event of the termination (due to assignment or otherwise) of the Current Investment Management Agreement applicable to The Korea Fund. As discussed in Proposal 1, consummation of the Transaction would constitute an assignment of the Current Investment Management Agreement and will therefore cause a termination of the Current Korea Sub-Advisory Agreement. Accordingly, a new research and advisory agreement between Scudder and Zurich Scudder Korea (the "New Korea Sub-Advisory Agreement") is being proposed for approval by shareholders of The Korea Fund. A form of the New Korea Sub-Advisory Agreement is attached hereto as Exhibit F. The terms of the New Korea Sub-Advisory Agreement are substantially identical to the terms of the Current Korea Sub-Advisory Agreement. The material terms of the Current Sub-Advisory Agreement are fully described under "Description of the Current Korea Sub-Advisory Agreement" below.

     In the event that the Transaction does not, for any reason, occur, the Current Korea Sub-Advisory Agreement will continue in accordance with its terms then in effect, as more fully described below.

Board Considerations

     On February 6, 2002, the Board, including the Independent Directors, of The Korea Fund unanimously voted to approve the New Korea Sub-Advisory Agreement proposed by Scudder and to recommend their approval to the shareholders of The Korea Fund.

     [In considering whether to approve the New Korea Sub-Advisory Agreement, the Board considered similar factors to those it considered in approving the New Investment Management Agreements, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) Based on the facts that (i) the sole reason the Board considered the New Korea Sub-Advisory Agreement was due to the effects of the Transaction on the Current Investment Management Agreements and unrelated to the performance or structure of Zurich Scudder Korea and (ii) the New Korea Sub-Advisory Agreement is materially identical to the Current Korea Sub-Advisory Agreement, the Board did not conduct a special review on the operations of Zurich Scudder Korea in approving the New Korea Sub-Advisory Agreement.]

     The Board unanimously recommends that shareholders vote in favor of the approval of the New Korea Sub-Advisory Agreement.

Description of the Current Korea Sub-Advisory Agreement

     The Current Korea Sub-Advisory Agreement provides that Zurich Scudder Korea shall furnish Scudder with information, investment recommendations, advice and assistance, as Scudder from time to time reasonably requests. In addition, the Current Korea Sub-Advisory Agreement provides that Zurich Scudder Korea shall maintain a separate staff within its organization to furnish such services exclusively to Scudder. For the benefit of The Korea Fund, Zurich Scudder Korea has agreed to pay the fees and expenses of any Directors or officers of The Korea Fund who are directors, officers or employees of Zurich Scudder Korea or its affiliates, except that The Korea Fund has agreed to bear certain travel expenses of such Director, officer or employee to the extent such expenses relate to the attendance as a Director at a Board meeting of The Korea Fund.

     In return for the services it renders under the Current Korea Sub-Advisory Agreement, Zurich Scudder Korea is paid by Scudder monthly compensation which, on an annual basis, is equal to 0.2875% of the value of The Korea Fund's net assets up to and including $50 million; 0.2750% of the value of such assets on the next $50 million; 0.2500% of the value of such assets on the next $250 million; 0.2375% of such assets on the next $400 million; and 0.2250% of such assets in excess of $750 million. During the fiscal year ended [ ], the fees paid by Scudder to Zurich Scudder Korea, pursuant to the Current Korea Sub-Advisory Agreement, amounted to $1,754,419.

     The Current Korea Sub-Advisory Agreement further provides that Zurich Scudder Korea shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under the Current Korea Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of Zurich Scudder Korea in the performance of its duties or from reckless disregard by Zurich Scudder Korea of its obligations and duties under the Current Korea Sub-Advisory Agreement.

     The Current Korea Sub-Advisory Agreement may be terminated without penalty upon sixty (60) days' written notice by either party, or by a majority vote of the outstanding voting securities of The Korea Fund, and, as stated above, automatically terminates in the event of the termination of The Korea Fund, currently effective investment advisory, management and administration agreement or in the event of its assignment.

Differences Between the Current and New Korea Sub-Advisory Agreements

     The terms of the New Korea Sub-Advisory Agreement are substantially identical to the terms of the Current Korea Sub-Advisory Agreement.

Information about Zurich Scudder Korea

     Zurich Scudder Korea, 8th Floor, Young Poong Building, 33, Seorin-Dong, Chongro-Gu, Seoul, 110-752, Korea, acts as Korean advisor to Scudder. Zurich Scudder Korea is wholly owned by Scudder. Zurich Scudder Korea provides advice, research and assistance to Scudder.

     Zurich Scudder Korea received its license to operate as an investment advisory company in Korea on August 9, 2001. Zurich Scudder Korea is also registered with the United States Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     Zurich Scudder Korea has the following Board of Directors:


    Name and Position
with Zurich Scudder Korea  Principal Occupation          Address

Nicholas Bratt,            Managing Director,          c/o Zurich Scudder
Director                   Zurich Scudder              Investments, Inc.
                                                       345 Park Avenue
                                                       New York, NY 10154

William H. Gleysteen, Jr., Consultant; Guest Scholar,  c/o Zurich Scudder
Director                   Brookings Institution;      Investments, Inc.
                           President, The Japan        345 Park Avenue
                           Society, Inc. (1989-        New York, NY 10154
                           December 1995)


Wonik Lee,                 Director, President, and    c/o Zurich Scudder Korea,
Director, President, and   Chief Executive Officer,    8th Floor,
Chief Executive Officer    Zurick Scudder Korea        Young Poong Building
                                                       33, Seorin-Dong, Chongro-Gu,
                                                       Seoul, 110-752 Korea


Chang-Geun Nam,            Senior Vice President,     c/o Zurich Scudder Korea,
Director                   Zurich Scudder Korea       8th Floor,
                                                      Young Poong Building
                                                      33, Seorin-Dong, Chongro-Gu,
                                                      Seoul, 110-752 Korea


     Except for Nicholas Bratt, who is a Director of both the The Korea Fund and Zurich Scudder Korea, no directors or officers of The Korea Fund are employees, officers, directors or shareholders of Zurich Scudder Korea.

     Exhibit C sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or subadvised by Zurich Scudder Korea that have similar investment objectives to The Korea Fund. (See above for information regarding the subadvisory fee rate and aggregate subadvisory fee paid for The Korea Fund.)

Brokerage Commissions on Portfolio Transactions

     Zurich Scudder Korea places all orders for portfolio transactions of The Korea Fund's securities. In selecting brokers and dealers with which to place portfolio transactions for The Korea Fund, Zurich Scudder Korea may consider its affiliates and also firms that sell shares of mutual funds advised by Zurich Scudder Korea or recommend the purchase of such funds. When it can be done consistently with the policy of obtaining the most favorable net results, Zurich Scudder Korea may place such orders with brokers and dealers who provide market, statistical and other research information to The Korea Fund or Zurich Scudder Korea. Zurich Scudder Korea is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. Allocation of portfolio transactions is supervised by Zurich Scudder Korea.

     There were no brokerage commissions paid by The Korea Fund to "affiliated brokers" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) for the most recently completed fiscal year.

Required Vote

     Approval of the New Korea Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined under "Additional Information") of The Korea Fund.

  The Directors of The Korea Fund unanimously recommend that shareholders of The Korea Fund vote FOR the approval of the New Korea Sub-Advisory Agreement.

  Proposal 3: (For Shareholders of Scudder New Asia Fund, Inc. only.) Approval of New Research and Advisory Agreement

     Scudder has entered into a research and advisory agreement (the "Current Singapore Sub-Advisory Agreement"), on behalf of Scudder New Asia Fund, Inc. (the "New Asia Fund"), with Zurich Scudder Investments Singapore Limited ("Zurich Scudder Singapore") pursuant to which Zurich Scudder Singapore furnishes information, investment recommendations, advice and assistance to Scudder.

     The Current Singapore Sub-Advisory Agreement provides for its automatic termination in the event of the termination (due to assignment or otherwise) of the Current Investment Management Agreement applicable to the New Asia Fund. As discussed in Proposal 1, consummation of the Transaction would constitute an assignment of the Current Investment Management Agreement and will therefore cause a termination of the Current Singapore Sub-Advisory Agreement. Accordingly, a new research and advisory agreement between Scudder and Zurich Scudder Singapore (the "New Singapore Sub-Advisory Agreement") is being proposed for approval by shareholders of the New Asia Fund. A form of the New Singapore Sub-Advisory Agreement is attached hereto as Exhibit F. The terms of the New Singapore Sub-Advisory Agreement are substantially identical to the terms of the Current Singapore Sub-Advisory Agreement. The material terms of the Current Singapore Sub-Advisory Agreement are fully described under "Description of the Current Sub-Advisory Agreement" below.

     In the event that the Transaction does not, for any reason, occur, the Current Sub-Advisory Agreement will continue in accordance with its terms then in effect, as more fully described below.

Board Considerations

     On February 6, 2002, the Board, including the Independent Directors, of the New Asia Fund unanimously voted to approve the New Singapore Sub-Advisory
Agreement   proposed  by  Scudder  and  to  recommend   their  approval  to  the
shareholders of the New Asia Fund.

     [In considering whether to approve the New Singapore Sub-Advisory Agreement, the Board considered similar factors to those it considered in approving the New Investment Management Agreements, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) Based on the facts that (i) the sole reason the Board considered the New Singapore Sub-Advisory Agreement was due to the effects of the Transaction on the Current Investment Management Agreement and unrelated to the performance or structure of Zurich Scudder Singapore and (ii) the New Singapore Sub-Advisory Agreement is materially identical to the Current Singapore Sub-Advisory Agreement, the Board did not conduct a special review on the operations of Zurich Scudder Singapore in approving the New Singapore Sub-Advisory Agreement.]

     The Board unanimously recommends that shareholders vote in favor of the approval of the New Singapore Sub-Advisory Agreement.

Description of the Current Singapore Sub-Advisory Agreement

     The Current Singapore Sub-Advisory Agreement provides that Zurich Scudder Singapore shall furnish Scudder with information, investment recommendations, advice and assistance, as Scudder from time to time reasonably requests. In addition, the Current Singapore Sub-Advisory Agreement provides that Zurich Scudder Singapore shall maintain a separate staff within its organization to furnish such services exclusively to Scudder. For the benefit of the New Asia Fund, Zurich Scudder Singapore has agreed to pay the fees and expenses of any Directors or Officers of the New Asia Fund who are directors, officers or employees of Zurich Scudder Singapore or its affiliates, except that the New Asia Fund has agreed to bear certain travel expenses of such Director, officer or employee to the extent such expenses relate to the attendance as a director at a Board meeting of the New Asia Fund depending upon the residency of such Director, officer or employee and the location of such Board meeting.

     In return for the services it renders under the Current Singapore Sub-Advisory Agreement, Zurich Scudder Singapore is paid by Scudder monthly compensation which, on an annual basis, is equal to 0.312% of the value of the New Asia Fund's average weekly net assets up to and including $75 million; 0.250% of such assets on the next $125 million; and 0.200% of such assets in excess of $200 million. During the fiscal year ended [ ], the fees paid by Scudder to Zurich Scudder Singapore, pursuant to the Current Singapore Sub-Advisory Agreement, amounted to $289,834.

     The Current Singapore Sub-Advisory Agreement further provides that Zurich Scudder Singapore shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under the Current Singapore Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of Zurich Scudder Singapore in the performance of its duties or from reckless disregard by Zurich Scudder Singapore of its obligations and duties under the Current Singapore Sub-Advisory Agreement.

     The Current Singapore Sub-Advisory Agreement may be terminated without penalty upon sixty (60) days' written notice by either party, or by a majority vote of the outstanding voting securities of the New Asia Fund, and, as stated above, automatically terminates in the event of the termination of the New Asia Fund, currently effective investment advisory, management and administration agreement or in the event of its assignment.

Differences Between the Current and New Singapore Sub-Advisory Agreements

     The terms of the New Singapore Sub-Advisory Agreement are substantially identical to the terms of the Current Singapore Sub-Advisory Agreement.

Information about Zurich Scudder Singapore

     Zurich Scudder Singapore is a wholly owned subsidiary of Scudder. The address of Zurich Scudder Singapore is 30 Cecil Street, #24-10 Prudential Tower, Singapore 049712. Zurich Scudder Singapore is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Advisers Act.

     Zurich Scudder Singapore has the following Board of Directors and Officers:


Name and Position with Zurich Scudder
               Singapore                        Principal Occupation           Address



Lynn S. Birdsong,                        Corporate Vice President and         c/o Zurich Scudder
Director                                 Director, Zurich Scudder             Investments, Inc.
                                                                              345 Park Avenue
                                                                               New York, NY 10154

Lim Eng Cheng (Alan Lim),                Managing Director, Zurich Scudder    c/o Zurich Scudder Investments
Director                                                                      Singapore Limited
                                                                              30 Cecil Street
                                                                              #24-01 Prudential Tower
                                                                              Singapore 049712

Anthony Peter Moody,                     Asia Pacific Regional Director,      c/o Zurich Scudder Investments
Chairman and Director                    Zurich Scudder                       Asia Limited
                                                                              3408 One Exchange Square
                                                                              Central Hong Kong

Amanda Jane Allan,                       Regional Legal Manager, Zurich       c/o Zurich Scudder Investments
Director                                 Scudder                              Australia Limited
                                                                              Level 42 AAP Centre
                                                                              259 George Street
                                                                              Sydney NSW 2000

Peter David Sartori,                     Head of Investments                  c/o Zurich Scudder Investments
Officer                                                                       Singapore Limited
                                                                              30 Cecil Street
                                                                              #24-01 Prudential Tower
                                                                              Singapore 049712

Tan Su May,                              Outside Counsel                      c/o Allen & Gledhill
Company Secretary                                                             36 Robinson Road #18-01
                                                                              City House
                                                                              Singapore 068877

     Except for Mr. Sartori, who is an officer of both the New Asia Fund and Zurich Scudder Singapore, no directors or officers of the Fund are employees, officers, directors or shareholders of Zurich Scudder Singapore.

     Exhibit D sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or sub-advised by Zurich Scudder Singapore that have similar investment objectives to the New Asia Fund. (See above for information regarding the sub-advisory fee rate and aggregate sub-advisory fee paid for the New Asia Fund.)

Brokerage Commissions on Portfolio Transactions

     Zurich Scudder Singapore places all orders for portfolio transactions of the New Asia Fund's securities. In selecting brokers and dealers with which to place portfolio transactions for the New Asia Fund, Zurich Scudder Singapore may consider its affiliates and also firms that sell shares of mutual funds advised by Zurich Scudder Singapore or recommend the purchase of such funds. When it can be done consistently with the policy of obtaining the most favorable net results, Zurich Scudder Singapore may place such orders with brokers and dealers who provide market, statistical and other research information to the New Asia Fund or Zurich Scudder Singapore. Zurich Scudder Singapore is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. Allocation of portfolio transactions is supervised by Zurich Scudder Singapore.

     There were no brokerage commissions paid by the Portfolios to "affiliated brokers" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) for the most recently completed fiscal year.

Required Vote

     Approval  of  the  New  Singapore   Sub-Advisory   Agreement  requires  the
affirmative vote of a "majority of the outstanding voting securities" (as defined under "Additional Information") of the New Asia Fund.

     The Trustees of the New Asia Fund unanimously recommend that shareholders of the New Asia Fund vote FOR the approval of the New Singapore Sub-Advisory Agreement.

     Proposal 4: (For Shareholders of Scudder Global High Income Fund, Inc.
             only.) Approval of New Research and Advisory Agreement

     Scudder has proposed entering into a research and advisory agreement (each, a DSA "Sub-Advisory Agreement"), on behalf of Scudder Global High Income Fund (the "GHI Fund"), with Deutsche Asset Management Investment Services Limited ("DeAMIS") pursuant to which DeAMIS would furnish information, investment recommendations, advice and assistance to Scudder. The DSA Sub-Advisory Agreement was unanimously approved by the Board of Directors of the GHI Fund, including each Independent Director, at a meeting held on February 6, 2002. A form of the DSA Sub-Advisory Agreement is attached hereto as Exhibit F.

     It is anticipated that following the closing of the Transaction, the portfolio management team that is responsible for managing the GHI Fund's assets will transition from the United States to London and will become employees of DeAMIS. It is expected that this transition will allow the portfolio management teams to access the global reach of Deutsche Asset Management more effectively.

     Following the closing of the Transaction, a certain amount of time will be necessary to permit Scudder and Deutsche Asset Management to prepare and institute the necessary arrangements for the portfolio managers to transition to DeAMIS. As such, the DSA Sub-Advisory Agreement will go into effect at a time to be determined following the closing of the Transaction (and in any case not more than two years following such date) upon the approval of the Board of the GHI Fund and the Independent Directors. In addition, the fees to be paid to DeAMIS will at that time be determined, again upon the approval of the Board and the Independent Directors. Any such fees payable under the DSA Sub-Advisory Agreement are paid by Scudder and have no effect on management fees paid by the GHI Fund to Scudder pursuant to the Investment Management Agreement. In no case will the investment management fees paid to DeAMIS by Scudder be greater than those paid by the GHI Fund to Scudder pursuant to the Investment Management Agreement.

     The DSA Sub-Advisory Agreement as unanimously approved by the Board is now being submitted for approval by the shareholders of the GHI Fund. If it is approved by the shareholders of the GHI Fund, the DSA Sub-Advisory Agreement would continue in effect until [the next September 30 following its date of effectiveness] unless earlier terminated, and will continue from year to year thereafter, subject to approval annually by the Board or by a Majority Vote of the outstanding shares of the GHI Fund, and also, in either event, approval by a majority of the Independent Directors at a meeting called for the purpose of voting on such approval. If the shareholders of the GHI Fund should fail to approve the DSA Sub-Advisory Agreement, the Board shall consider appropriate action with respect to such non-approval of the DSA Sub-Advisory Agreement.

Board Considerations

     On February 6, 2002, the Board, including the Independent Directors, of the GHI Fund unanimously voted to approve the DSA Sub-Advisory Agreement proposed by Scudder and to recommend its approval to the shareholders of the GHI Fund.

     [In considering whether to approve the DSA Sub-Advisory Agreement, the Board considered similar factors to those it considered in approving the New Investment Management Agreement, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) In addition, the Board considered the recommendation of Scudder and various information and materials provided by each of Scudder and DeAMIS. The Board also considered that approval of the DSA Sub-Advisory Agreement would not result in significant changes to the portfolio management team responsible for the GHI Fund. As discussed above, the DSA Sub-Advisory Agreement will allow the portfolio managers to integrate with DeAMIS' London facilities. Furthermore, the Board considered that approval of the DSA Sub-Advisory Agreement would not effect management fees paid by the GHI Fund.]

     [The Board was appraised that the deferral in implementing the DSA Sub-Advisory Agreement is needed to permit Scudder and Deutsche Asset Management a sufficient amount of time to plan, prepare and institute the necessary arrangements for the transition of portfolio management teams to DeAMIS. Scudder also emphasized to the Board that the DSA Sub-Advisory Agreement would be implemented only upon the approval of the GHI Fund's Independent Directors based on information they then deemed adequate and necessary to consider these arrangements, including fee arrangements.]

     The Board unanimously recommends that shareholders of the GHI Fund vote in favor of the approval of the DSA Sub-Advisory Agreement.

Description of the DSA Sub-Advisory Agreement

     The DSA Sub-Advisory Agreement provides that DeAMIS shall furnish Scudder with information, investment recommendations, advice and assistance, as Scudder from time to time reasonably requests. In addition, the DSA Sub-Advisory Agreement provides that DeAMIS shall maintain a separate staff within its organization to furnish such services exclusively to Scudder. For the benefit of the GHI Fund, DeAMIS has agreed to pay the fees and expenses of any Directors or Officers of the GHI Fund who are directors, officers or employees of DeAMIS or its affiliates, except that the GHI Fund has agreed to bear certain travel expenses of such Director, Officer or employee to the extent such expenses relate to the attendance as a director at a Board meeting of the GHI Fund depending upon the residency of such Director, Officer or employee and the location of such Board meeting.

     As noted above, the investment management fee payable under the DSA Sub-Advisory Agreement would be paid by the Investment Manager, not the GHI Fund, and will be set, and may vary from time to time thereafter, subject to the approval of the GHI Fund's Board, including a majority of the Independent Directors.

     The DSA Sub-Advisory Agreement further provides that DeAMIS shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under the DSA Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of DeAMIS in the performance of its duties or from reckless disregard by DeAMIS of its obligations and duties under the DSA Sub-Advisory Agreement.

     The DSA Sub-Advisory Agreement may be terminated without penalty upon sixty
(60) days' written notice by either party, or by a majority vote of the outstanding voting securities of the GHI Fund, and, as stated above, automatically terminates in the event of the termination of the GHI Fund, currently effective investment advisory, management and administration agreement or in the event of its assignment.

Information about DeAMIS

     DeAMIS, with headquarters at One Appold Street, London, EC2A 2UU, England, provides a full range of international investment advisory services to institutional and retail clients, and as of December 31, 2001, managed more than $6 billion in assets. DeAMIS is an indirect wholly-owned subsidiary of Deutsche Bank.


     The principal occupations of each director and principal executive officer of DeAMIS are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at DeAMIS, is One Appold Street, London, EC2A 2UU, England. No trustees or officers of the GHI Fund are employees, officers, directors or shareholders of DeAMIS.


         Alexander Tedder.  Director of DeAMIS.
         Richard Charles Wilson.  Director of DeAMIS.
         Annette Jane Fraser.  Chief Executive Officer of DeAMIS.
         Stephen John Maynard.  Finance Officer of DeAMIS.
         Matthew Alan Linsey.  Director of DeAMIS.
         Adrian Dyke.  Secretary of DeAMIS.

     Exhibit E sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or subadvised by DeAMIS that have similar investment objectives to the GHI Fund. (See above for information regarding the subadvisory fee rate and aggregate subadvisory fee paid for the GHI Fund.)

Brokerage Commissions on Fund Transactions

     DeAMIS will place all orders for portfolio transactions of the GHI Fund's securities. In selecting brokers and dealers with which to place portfolio transactions for the GHI Fund, DeAMIS may consider its affiliates and also firms that sell shares of mutual funds advised by DeAMIS or recommend the purchase of such funds. When it can be done consistently with the policy of obtaining the most favorable net results, DeAMIS may place such orders with brokers and dealers who provide market, statistical and other research information to the GHI Fund or DeAMIS. DeAMIS is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. Allocation of portfolio transactions is supervised by DeAMIS.

Required Vote

     Approval of the DSA Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined under "Additional Information") of the GHI Fund.

  The Directors of the GHI Fund unanimously recommend that shareholders vote for the approval of the DSA Sub-Advisory Agreement.

                             Additional Information

General

     The cost of preparing, printing and mailing the enclosed proxy card(s) and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of each Fund, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

     Any shareholder of a Fund giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the applicable Fund, c/o Zurich Scudder Investments, Inc., at the address for the Fund shown at the beginning of this Proxy Statement), or in person at a Meeting, by executing a superseding proxy or by submitting a notice of revocation to the applicable Fund. All properly executed proxies received in time for the Meetings will be voted as specified in the proxy or, if no specification is made, in favor of each Proposal referred to in the Proxy Statement.

     The presence at a Meeting, in person or by proxy, of the holders of a majority, with respect to each Fund, of the shares entitled to be cast of such Fund shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to the Proposal that did not receive the vote necessary for its passage or to obtain a quorum. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the concerned Fund's shares present in person or by proxy at a Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal. For purposes of determining the presence of a quorum for transacting business at a Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

     Approval of each Proposal, with respect to each Fund, requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of that Fund. The term "majority of the outstanding voting securities," as defined in the 1940 Act and as used in the Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of a Fund present at a Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

     Abstentions will have the effect of a "no" vote on each Proposal. Broker non-votes will have the effect of a "no" vote for each Proposal if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Fund. Broker non-votes will not constitute "yes" or "no" votes for each Proposal and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of a Fund present at a Meeting. Broker non-votes are not likely to be relevant to the Meetings because the Funds have been advised by the New York Stock Exchange that each of the Proposals to be voted upon by the shareholders involve matters that the New York Stock Exchange considers to be routine and within the discretion of brokers to vote if no customer instructions are received.

     Shareholders of each Fund will vote separately with respect to all Proposals.

     If shareholder approval is not obtained prior to the closing of the Transaction, Scudder would propose to enter into an interim advisory agreement with your Fund, pursuant to Rule 15a-4 under the 1940 Act. The interim agreement, which would take effect upon completion of the acquisition of Scudder by Deutsche Bank, would be in substantially the same form as the New Investment Management Agreement, but would not include the new provisions regarding flexibility in managing assets and would include special provisions required by Rule 15a-4, including:

     o    a maximum term of 150 days;

     o a provision that the Board or holders of a majority of your Fund's shares may terminate the agreement at any time without penalty on not more than 10 days' written notice; and

     o a provision that the compensation earned by Scudder under the agreement would be held in an interest-bearing escrow account until shareholder approval of the New Investment Management Agreement is obtained, after which the amount in the escrow account (together with any interest) would be paid to Scudder.

     If any Fund relying on Rule 15a-4 has not received the requisite shareholder approval for the New Investment Management Agreement within 150 days after completion of the acquisition of Scudder by Deutsche Bank, fees (less reasonable expenses) would be returned and the Board of the affected Fund will consider other appropriate arrangements subject to approval in accordance with the 1940 Act.

     Holders of record of the shares of each Fund at the close of business on February 8, 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of a Meeting. The table provided in Appendix 6 hereto sets forth the number of shares outstanding for each Fund as of [ ], 2002.

     To the best of each Fund's knowledge, as of [ ], no person owned beneficially more than 5% of any Fund's outstanding shares, except as stated in Appendix 7.

     Appendix 8 lists the amount of shares of each Fund owned directly or beneficially by the Directors of the relevant Board.

     Georgeson Shareholder Communications, Inc. ("Georgeson") has been engaged to assist in the solicitation of proxies, at an estimated cost of $[ ] per Fund, plus expenses. As the Meeting date approaches, certain shareholders of each Fund may receive a telephone call from a representative of Georgeson if their votes have not yet been received. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of each Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Directors believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

     If a shareholder wishes to participate in a Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card(s) originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact Georgeson toll-free at [ ]. Any proxy given by a shareholder is revocable until voted at a Meeting.

Shareholder Proposals for Subsequent Meetings

     It is currently anticipated that the 2002 annual meeting of shareholders will be held in [___]. A shareholder wishing to submit a proposal for inclusion in a Fund's proxy statement for the 2002 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 should send such written proposal to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such proposal received no later than [___] as timely. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) to a Fund of a proposal submitted outside the process of Rule 14a-8 must submit such written notice to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such notice received no later than [ ] as timely. The timely submission of a proposal, however, does not guarantee its inclusion under either rule.

Other Matters to Come Before the Meetings

     The Boards are not aware of any matters that will be presented for action at the Meetings other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of each Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Boards,



John Millette
Secretary

                        INDEX OF EXHIBITS AND APPENDICES


EXHIBIT A:     FORM OF NEW INVESTMENT MANAGEMENT AGREEMENT

EXHIBIT B:     MANAGEMENT  FEE RATES FOR FUNDS  ADVISED BY SCUDDER  WITH SIMILAR
               INVESTMENT OBJECTIVES

EXHIBIT C:     INFORMATION REGARDING OTHER FUNDS ADVISED OR SUBADVISED BY ZURICH
               SCUDDER KOREA

EXHIBIT D:     INFORMATION REGARDING OTHER FUNDS ADVISED OR SUBADVISED BY ZURICH
               SCUDDER SINGAPORE

EXHIBIT E:     INFORMATION REGARDING OTHER FUNDS ADVISED OR SUBADVISED BY DeAMIS

EXHIBIT F:     FORM OF SUB-ADVISORY AGREEMENT

APPENDIX 1:    INFORMATION REGARDING SCUDDER

APPENDIX 2:    PROPOSED PORTFOLIO MANAGER CHANGES

APPENDIX 3:    FEES TO SFAC AND SISC

APPENDIX 4:    FUND  MANAGEMENT FEE RATES,  NET ASSETS AND AGGREGATE  MANAGEMENT
               FEES

APPENDIX 5:    DATES RELATING TO INVESTMENT MANAGEMENT AGREEMENTS

APPENDIX 6:    FUND SHARES OUTSTANDING

APPENDIX 7:    BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

APPENDIX 8:    FUND SHARES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

APPENDIX 9:    OFFICERS

                                   Exhibit A


                                 Master Form of

                       New Investment Advisory, Management
                          and Administration Agreement

     AGREEMENT, dated and effective as of [Date], 2002 between [NAME OF FUND], a Maryland corporation (herein referred to as the "Fund"), and [ZURICH SCUDDER INVESTMENTS, INC.], a [Name of State] corporation (herein referred to as the "Manager").

                                   WITNESSETH:

     That in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:

     1. The Manager hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund's investment objective[s] and policies and in accordance with guidelines and directions from the Fund's Board of Directors;
(ii) to assist the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors; (iii) to maintain or cause to be maintained for the Fund all books, records, reports and any other information required under the Investment Company Act of 1940, as amended (the "1940 Act"), [for The Brazil Fund, Inc. only: and to furnish or cause to be furnished all required reports or other information under Brazilian securities laws,] [for The Korea Fund, Inc. only: and to furnish or cause to be furnished all required reports or other information under Korean securities laws,] to the extent that such books, records and reports and other information are not maintained or furnished by the custodian or other agents of the Fund; (iv) to furnish at the Manager's expense for the use of the Fund such office space and facilities as the Fund may require for its reasonable needs in the City of New York and to furnish at the Manager's expense clerical services in the United States related to research, statistical and investment work; (v) to render to the Fund administrative services such as preparing reports to and meeting materials for the Fund's Board of Directors and reports and notices to stockholders, preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund's registration statement on Form N-2 under the Securities Act of 1933, as amended, and the 1940 Act, as amended from time to time, providing assistance in certain accounting and tax matters and investor and public relations, monitoring the valuation of portfolio securities, assisting in the calculation of net asset value and calculation and payment of distributions to stockholders, and overseeing arrangements with the Fund's custodian, including the maintenance of books and records of the Fund; and (vi) to pay the reasonable salaries, fees and expenses of such of the Fund's officers and employees (including the Fund's shares of payroll taxes) and any fees and expenses of such of the Fund's directors as are directors, officers or employees of the Manager; provided, however, that the Fund, and not the Manager, shall bear travel expenses (or an appropriate portion thereof) of directors and officers of the Fund who are directors, officers or employees of the Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof or advisers thereto. The Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Manager in this paragraph 1. In particular, but without limiting the generality of the foregoing, the Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are directors, officers or employees of the Manager whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including overhead or employee costs of the Manager or of any one or more organizations retained [for The Brazil Fund, Inc. only: by the Fund or by the Manager as a Brazilian administrator or adviser of] [for The Korea Fund, Inc. only: by the Fund or by the Manager as Korean adviser of] [for all other funds: as an advisor or consultant to] the Fund); fees payable to the Manager and to any advisor or consultants, including an advisory board, if applicable; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage and other communication expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's custodians, subcustodians, transfer agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; costs of stationery; costs of stockholders' and other meetings; litigation expenses; or expenses relating to the Fund's dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan).

     2. Subject to the prior approval of the members of the Fund's Board of Directors who are not "interested persons," as defined in the 1940 Act, you may, through a sub-advisory agreement or other arrangement, delegate to any other company that you control, are controlled by, or are under common control with, or to specified employees of any such companies, or to more than one such company, certain of your duties enumerated in section 1 hereof; provided, that you shall continue to supervise the services provided by such company or employees.

     Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by you under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by you, subject to the prior approval of the members of the Fund's Board of Directors who are not "interested persons," as defined in the 1940 Act.

     [for Scudder Global High Income Fund, Inc., Scudder New Asia Fund, Inc. and Scudder New Europe Fund, Inc, only: 3. As exclusive licensee of the rights to use and sublicense the use of the "Scudder," "Scudder Kemper Investments, Inc." and "Scudder, Stevens & Clark, Inc." trademarks (together, the "Scudder Marks"), the Manager hereby grants the Fund a non-exclusive right and sublicense to use
(i) the "Scudder" name and mark as part of the Fund's name (the "Fund Name") and
(ii) the Scudder Marks in connection with the Fund's investment products and services, in each case only for so long as this Agreement, any other investment management agreement between the Fund and the Manager (or any organization which shall have succeeded to the Manager's business as investment manager (the "Manager's Successor")), or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as the Manager is a licensee of the Scudder Marks, provided, however, that the Manager agrees to use its best efforts to maintain its license to use and sublicense the Scudder Marks. The
Fund agrees that it shall have no right to sublicense or assign rights to use the Scudder Marks, shall acquire no interest in the Scudder Marks other than the rights granted herein, that all of the Fund's uses of the Scudder Marks shall inure to the benefit of Scudder Trust Company as owner and licensor of the Scudder Marks (the "Trademark Owner"), and that the Fund shall not challenge the validity of the Scudder Marks or the Trademark Owner's ownership thereof. The Fund further agrees that all services and products it offers in connection with the Scudder Marks shall meet commercially reasonable standards of quality, as may be determined by the Manager or the Trademark Owner from time to time, provided that the Manager acknowledges that the services and products the Fund rendered during the one-year period preceding the date of this Agreement are acceptable. At your reasonable request, the Fund shall cooperate with the Manager and the Trademark Owner and shall execute and deliver any and all documents necessary to maintain and protect (including but not limited to in connection with any trademark infringement action) the Scudder Marks and/or enter the Fund as a registered user thereof. At such time as this Agreement or any other investment management agreement shall no longer be in effect between the Manager (or the Manager's Successor) and the Fund, or the Manager no longer is a licensee of the Scudder Marks, the Fund shall (to the extent that, and as soon as, it lawfully can) cease to use the Fund Name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager (Manager's Successor) or the Trademark Owner. In no event shall the Fund use the Scudder Marks or any other name or mark confusingly similar thereto (including, but not limited to, any name or mark that includes the name "Scudder") if this Agreement or any other investment advisory agreement between the Manager (or the Manager's Successor) and the Fund is terminated.]

     [for The Korea Fund, Inc. only: 3. In connection with the rendering of the services required under paragraph 1, the Fund and the Manager have entered into an agreement dated the date hereof with Daewoo Capital Management Co., Ltd. to furnish investment advisory services to the Manager pursuant to such agreement. The Manager may also contract with or consult with such banks, other securities firms or other parties in Korea or elsewhere as it may deem appropriate to obtain information and advice, including investment recommendations, advice regarding economic factors and trends, advice as to currency exchange matters, and clerical and accounting services and other assistance, but any fee, compensation or expenses to be paid to any such parties shall be paid by the Manager, and no obligation shall be incurred on the Fund's behalf in any such respect.]

     [For The Brazil Fund, Inc. only: 3. In connection with the rendering of the services required under paragraph 1, the Fund and the Manager have entered into an agreement dated July 26, 1995 with Banco de Boston S.A., as amended from time to time, to furnish administrative services to the Manager pursuant to such agreement. The Manager may also contract with or consult with such banks, other securities firms or other parties in Brazil or elsewhere as it may deem appropriate to obtain information and advice, including investment recommendations, advice regarding economic factors and trends, advice as to currency exchange matters, and clerical and accounting services and other assistance, but any fee, compensation or expenses to be paid to any such parties shall be paid by the Manager, and no obligation shall be incurred on the Fund's behalf in any such respect.]

     [3.]4. The Fund agrees to pay to the Manager in United States dollars, as full compensation for the services to be rendered and expenses to be borne by the Manager hereunder, a monthly fee which, on an annual basis, is equal to ___ % per annum of the value of the Fund's average weekly net assets. Each payment of a monthly fee to the Manager shall be made within the ten days next following the day as of which such payment is so computed. [for The Korea Fund, Inc. only:
For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month; provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to date of the termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination and the fee for such period through the end of the month in which such proceeds are received shall be prorated according to the proportion which such period bears to a full monthly period.] [for all Funds other than The Korea Fund, Inc.: Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.]

     The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Articles of Incorporation and By-laws of the Fund, as amended from time to time.

     [4.]5. The Manager agrees that it will not make a short sale of any capital stock of the Fund or purchase any share of the capital stock of the Fund otherwise than for investment.

     [5.]6. In executing transactions for the Fund and selecting brokers or dealers, the Manager shall use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Manager shall consider on a continuing basis all factors it deems relevant, including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Manager may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Manager or an affiliate exercises investment discretion.

     [6.]7. Nothing herein shall be construed as prohibiting the Manager from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients which may invest in securities [for Scudder Global High Income Fund, Inc. only: issued by issuers in emerging market countries] [for Scudder New Asia Fund, Inc. only: of Asian issuers] [for Scudder New Europe Fund, Inc. only: of European issuers] [for The Brazil Fund, Inc. only: of Brazilian issuers] [for The Korea Fund, Inc. only: of Korean issuers], or from utilizing (in providing such services) information furnished to the Manager by [For The Brazil Fund, Inc. only: any Brazilian administrator and others as contemplated by sections 1 and 2 of this Agreement] [for The Korea Fund, Inc. only: Daewoo Capital Management Co., Ltd. and others as contemplated by sections 1 and 3 of this Agreement or by] advisors and consultants to the Fund and others; nor shall anything herein be construed as constituting the Manager as an agent of the Fund.

     Whenever the Fund and one or more other accounts or investment companies advised by the Manager have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by the Manager to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Manager to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Fund acknowledges that the persons employed by the Manager to assist in the performance of the Manager's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Manager or any affiliate of the Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     [7.]8. The Manager may rely on information reasonably believed by it to be accurate and reliable. Neither the Manager nor its officers, directors, employees or agents shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its duties or by reason of reckless disregard on the part of the Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Manager, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Manager.

     [8.]9. This Agreement shall be in effect for an initial term ending on September 30, 2002 and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time without penalty, on 60 days' written notice, by the Fund's Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Manager [for The Brazil Fund, Inc. only: but only after written notice to the Fund and to the Comissao de Valores Mobiliarios of not less than 60 days (or such longer period as may be required under the Regulations of the National Monetary Council).]

     This Agreement shall automatically be terminated in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Manager's business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Manager's business shall not be deemed to be an assignment for the purposes of this Agreement. Any notice to the Fund or the Manager shall be deemed given when received by the addressee.

     [9.]10. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     [10.]11. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     [11.]12. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     [12.]13.   This  Agreement   supersedes  all  prior  investment   advisory,
management, and/or administration agreements in effect between the Fund and the Manager.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

                                            [NAME OF FUND]

                                            By:
                                                  Title: President

                                            [ZURICH SCUDDER INVESTMENTS, INC.]

                                            By:

                                    Exhibit B
                Management Fee Rates for Funds Advised by Scudder
                       with Similar Investment Objectives*

                    Fund                                          Objective                               Fee Rate+
                    ----                                          ---------                               ---------

Asset Allocation Funds Series

Scudder Pathway Series:  Growth Portfolio      Long-term growth of capital.                      There will be no fee as the
                                                                                                 Investment Manager will
                                                                                                 receive a fee from the
                                                                                                 underlying funds.
U.S. Equity/Growth Style Funds

Scudder 21st  Century Growth Fund              Long-term growth of capital by investing in       0.750% to $500 million
                                               common stocks of emerging growth companies that   0.700% next $500 million
                                               the advisor believes are poised to be leaders     0.650% over $1 billion[++]
                                               in the new century.

Scudder Aggressive Growth Fund                 Capital appreciation through the use of           Base investment management
                                               aggressive investment techniques.                 fee of 0.650% of net assets
                                                                                                 plus or minus an incentive
                                                                                                 fee based upon the
                                                                                                 investment performance of
                                                                                                 the Fund's Class A shares
                                                                                                 as compared with the
                                                                                                 performance of the Standard
                                                                                                 & Poor's 500 Stock Index,
                                                                                                 which may result in a total
                                                                                                 fee ranging from 0.450% to
                                                                                                 0.850% of net assets

Scudder Blue Chip Fund                         Growth of capital and income.                     0.580% to $250 million
                                                                                                 0.550% next $750 million
                                                                                                 0.530% next $1.5 billion
                                                                                                 0.510% next $2.5 billion
                                                                                                 0.480% next $2.5 billion
                                                                                                 0.460% next $2.5 billion
                                                                                                 0.440% next $2.5 billion
                                                                                                 0.420% over $12.5 billion

Scudder Capital Growth Fund                    Long-term capital growth while actively seeking   0.580% to $3 billion
                                               to reduce downside risk compared with other       0.555% next $1 billion
                                               growth mutual funds.                              0.530% over $4 billion

Scudder Development Fund                       Long-term capital appreciation by investing       0.850% to $1 billion
                                               primarily in U.S. companies with the potential    0.800% next $500 million
                                               for above-average growth.                         0.750% over $1.5 billion

Scudder Focus Growth Fund                      Long-term growth of capital.                      0.700% to $250 million
                                                                                                 0.670% next $750 million
                                                                                                 0.650% next $1.5 billion
                                                                                                 0.630% over $2.5 billion++

Scudder Focus Value+Growth Fund                Growth of capital through a portfolio of growth   0.720% to $250 million
                                               and value stocks.                                 0.690% next $750 million
                                                                                                 0.660% next $1.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.600% next $2.5 billion
                                                                                                 0.580% next $2.5 billion
                                                                                                 0.560% next $2.5 billion
                                                                                                 0.540% over $12.5 billion

Scudder Growth Fund                            Growth of capital through professional            0.580% to $250 million
                                               management and diversification of investments     0.550% next $750 million
                                               in securities that the investment manager         0.530% next $1.5 billion
                                               believes have the potential for capital           0.510% next $2.5 billion
                                               appreciation.                                     0.480% next $2.5 billion
                                                                                                 0.460% next $2.5 billion
                                                                                                 0.440% next $2.5 billion
                                                                                                 0.420% over $12.5 billion

Scudder Health Care Fund                       Long-term growth of capital by investing at       0.850% to $500 million
                                               least 80% of total assets in common stocks        0.800% over $500 million
                                               companies in the health care sector.

Scudder Large Company Growth Fund              Long-term growth of capital by investing at       0.700% to $1.5 billion
                                               least 65% of its assets in large U.S. companies   0.650% next $500 million
                                               (those with a market value of $1 billion or       0.600% over $2 billion
                                               more).

Scudder Research Fund                          Long-term growth of capital.                      0.700% to $250 million
                                                                                                 0.670% next $750 million
                                                                                                 0.650% next $1.5 billion
                                                                                                 0.630% over $2.5 billion++

Scudder S&P 500 Index Fund                     Investment results that, before expenses,         0.150% of net assets
                                               correspond to the total return of common stocks
                                               publicly traded in the United States, as
                                               represented by the Standard & Poor's 500
                                               Composite Stock Price Index (S&P 500 Index).

Scudder S&P 500 Stock Fund                     Returns that, before expenses, correspond to      0.400% to $100 million
                                               the total return of U.S. common stocks as         0.360% next $100 million
                                               represented by the Standard & Poor's 500          0.340% over $200 million++
                                               Composite Stock Price Index (S&P 500 index).

Scudder Select 500 Fund                        Long-term growth and income by investing at       0.500% to $500 million
                                               least 80% of total assets in common stocks of     0.475% next $500 million
                                               companies that are included in the Standard &     0.450% over $1 billion++
                                               Poor's Composite Stock Price Index (S&P 500
                                               index).

Scudder Select 1000 Growth Fund                Long-term growth by investing at least 80% of     0.500% to $500 million
                                               total assets in common stocks of companies that   0.475% next $500 million
                                               are included in the Russell 1000 Growth Index.    0.450% over $1 billion++

Scudder Dynamic Growth Fund                    Maximum appreciation of investors' capital.       Base investment management
                                                                                                 fee of 0.650% of net assets
                                                                                                 plus or minus an incentive
                                                                                                 fee based upon the
                                                                                                 investment performance of
                                                                                                 the Fund's Class A shares
                                                                                                 as compared with the
                                                                                                 performance of the Standard
                                                                                                 & Poor's 500 Stock Index,
                                                                                                 which may result in a total
                                                                                                 fee ranging from 0.350% to
                                                                                                 0.950% of net assets

Scudder Small Company Stock Fund               Long-term capital growth while actively seeking   0.750% to $500 million
                                               to reduce downside risk as compared with other    0.700% next $500 million
                                               small company stock funds.                        0.650% over $1 billion

Scudder Technology Fund                        Growth of capital.                                0.580% to $250 million
                                                                                                 0.550% next $750 million
                                                                                                 0.530% next $1.5 billion
                                                                                                 0.510% next $2.5 billion
                                                                                                 0.480% next $2.5 billion
                                                                                                 0.460% next $2.5 billion
                                                                                                 0.440% next $2.5 billion
                                                                                                 0.420% over $12.5 billion

Scudder Technology Innovation Fund             Long-term growth of capital by investing at       0.850% to $500 million
                                               least 80% of total assets in common stocks of     0.800% next $500 million
                                               companies in the technology sector.               0.750% next $500 million
                                                                                                 0.700% next $500 million
                                                                                                 0.650% over $2 billion

Scudder Total Return Fund                      Highest total return, a combination of income     0.580% to $250 million
                                               and capital appreciation, consistent with         0.550% next $750 million
                                               reasonable risk.                                  0.530% next $1.5 billion
                                                                                                 0.510% next $2.5 billion
                                                                                                 0.480% next $2.5 billion
                                                                                                 0.460% next $2.5 billion
                                                                                                 0.440% next $2.5 billion
                                                                                                 0.420% over $12.5 billion

U.S. Equity/Value Style Funds
Scudder Contrarian Fund                        Long-term capital appreciation, with current      0.750% to $250 million
                                               income as a secondary objective.                  0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

Scudder-Dreman Financial Services Fund         Long-term capital appreciation by investing       0.750% to $250 million
                                               primarily in common stocks and other equity       0.720% next $750 million
                                               securities of companies in the financial          0.700% next $1.5 billion
                                               services industry believed by the Fund's          0.680% next $2.5 billion
                                               investment manager to be undervalued.             0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

Scudder-Dreman High Return Equity Fund         High rate of total return.                        0.750% to $250 million
                                                                                                 0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

Scudder-Dreman Small Cap Value Fund            Long-term capital appreciation.                   0.750% to $250 million
                                                                                                 0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

Scudder Focus Value+Growth Fund                Growth of capital through a portfolio of growth   0.720% to $250 million
                                               and value stocks.                                 0.690% next $750 million
                                                                                                 0.660% next $1.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.600% next $2.5 billion
                                                                                                 0.580% next $2.5 billion
                                                                                                 0.560% next $2.5 billion
                                                                                                 0.540% over $12.5 billion

Scudder Large Company Value Fund               Maximum long-term capital appreciation through    0.600% to $1.5 billion
                                               a value-oriented investment program.              0.575% next $500 million
                                                                                                 0.550% next $1 billion
                                                                                                 0.525% next $1 billion
                                                                                                 0.500% next $1 billion
                                                                                                 0.475% over $5 billion

Scudder Small Company Value Fund               Long-term growth of capital by investing at       0.750% to $500 million
                                               least 90% of total assets in undervalued common   0.700% over $500 million++
                                               stocks of small U.S. companies.

Global Growth Funds
Scudder Global Discovery Fund                  Above-average capital appreciation over the       1.100% of net assets
                                               long term.

Scudder Emerging Markets Growth Fund           Long-term growth of capital.                      1.250% to $500 million
                                                                                                 1.200% over $500 million

Scudder Global Fund                            Long-term growth while actively seeking to        1.000% to $500 million
                                               reduce downside risk as compared with other       0.950% next $500 million
                                               global growth funds.                              0.900% next $500 million
                                                                                                 0.850% next $500 million
                                                                                                 0.800% over $2 billion

Scudder Gold Fund                              Maximum return (principal change and income) by   1.000% to $500 million
                                               investing, under normal market conditions, at     0.950% over $500 million
                                               least 65% of total assets in common stocks and
                                               other equities of U.S. and foreign gold-related
                                               companies and in gold coin bullion.

Scudder Greater Europe Growth Fund             Long-term growth of capital by investing at       1.000% to $1 billion
                                               least 80% of its total assets in European         0.900% next $500 million
                                               common stocks and other equities (equities that   0.850% next $500 million
                                               are traded mainly on European markets or are      0.800% over $2 billion
                                               issued by companies organized under the laws of
                                               Europe or do more than half of their business
                                               there).

Scudder International Fund                     Long-term growth of capital by investing at       0.675% to $6 billion
                                               least 65% of its total assets in foreign          0.625% next $1 billion
                                               equities (equities issued by foreign-based        0.600% over $7 billion
                                               companies and listed on foreign exchanges).

Scudder International Research Fund            Long-term capital appreciation.                   0.750% to $250 million
                                                                                                 0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

Scudder Latin America Fund                     Long-term capital appreciation by investing at    1.250% to $400 million
                                               least 65% of its total assets in equities         1.150% over $400 million
                                               (equities that are traded mainly on Latin
                                               American markets, issued or guaranteed by a
                                               Latin American government or issued by a
                                               company organized under the laws of a Latin
                                               American country or any company with more than
                                               half of its business in Latin America).

Scudder New Europe Fund                        Long-term capital appreciation.                   0.750% to $250 million
                                                                                                 0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

Scudder Pacific Opportunities Fund             Long-term growth of capital by investing at       0.850% to $250 million
                                               least 65% of its total assets in Pacific Basin    0.820% next $750 million
                                               common stocks and other equities (equities that   0.800% next $1.5 billion
                                               are traded mainly on Pacific Basin markets,       0.780% next $2.5 billion
                                               issued by companies organized under the laws of   0.750% next $2.5 billion
                                               a Pacific Basin country or issued by any          0.740% next $2.5 billion
                                               company with more than half of its business in    0.730% next $2.5 billion
                                               the Pacific Basin).                               0.720% over $12.5 billion

The Japan Fund, Inc.                           Long-term capital appreciation by investing at    0.850% to $100 million
                                               least 80% of net assets in Japanese securities    0.750% next $200 million
                                               (issued by Japan-based companies or their         0.700% next $300 million
                                               affiliates, or by any company that derives more   0.650% over $600 million
                                               than half of its revenue from Japan) through
                                               investment primarily in equity securities,
                                               (including American Depository Receipts of
                                               Japanese companies).

Closed-End Funds

Scudder Global High Income Fund, Inc.          High level of current income and, secondarily,    1.200% of net assets(1)
                                               capital appreciation through investment
                                               principally in dollar-denominated Latin
                                               American debt instruments.

Scudder New Asia Fund, Inc.                    Long term capital appreciation through            1.250% to $75 million
                                               investment primarily in equity securities of      1.150% next $125 million
                                               Asian companies.                                  1.100% over $200 million

The Brazil Fund, Inc.                          Long term capital appreciation through            1.200% to $150 million
                                               investment primarily in equity securities of      1.050% next $150 million
                                               Brazilian issuers.                                1.000% next $200 million
                                                                                                 0.900% over $500 million

The Korea Fund, Inc.                           Long term capital appreciation through            1.150% to $50 million
                                               investment primarily in equity securities of      1.100% next $50 million
                                               Korean companies.                                 1.000% next $250 million
                                                                                                 0.950% next $400 million
                                                                                                 0.900% next $300 million
                                                                                                 0.850% over $1.05 billion

Insurance/Annuity Products

21st Century Growth Portfolio                  Long-term growth of capital by investing          0.875% of net assets
                                               primarily in equity securities issued by
                                               emerging growth companies.

Balanced Portfolio                             Balance of growth and income from a diversified   0.475% of net assets
                                               portfolio of equity and fixed-income securities.

Capital Growth Portfolio                       Maximize long-term capital growth through a       0.475% to $500 million
                                               broad and flexible investment program.            0.450% next $500 million
                                                                                                 0.425% over $1 billion

Global Discovery Portfolio                     Above-average capital appreciation over the       0.975% of net assets
                                               long term by investing primarily in the equity
                                               securities of small companies located
                                               throughout the world.

Growth and Income Portfolio                    Long-term growth of capital, current income and   0.475% of net assets
                                               growth of income.

Health Sciences Portfolio                      Long-term growth of capital by investing at       0.750% to $250 million
                                               least 80% of total assets in common stocks of     0.725% next $750 million
                                               companies in the health care sector.              0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

International Portfolio                        Long-term growth of capital primarily through     0.875% to $500 million
                                               diversified holdings of marketable foreign        0.725% over $500 million
                                               equity investments.

Scudder Aggressive Growth Portfolio            Capital appreciation through the use of           0.750% to $250 million
                                               aggressive investment techniques.                 0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

Scudder Blue Chip Portfolio                    Growth of capital and of income.                  0.650% of net assets

Scudder Contrarian Value Portfolio             High rate of total return.                        0.750% of net assets

Scudder Global Blue Chip Portfolio             Long-term capital growth.                         1.000% to $250 million
                                                                                                 0.950% next $500 million
                                                                                                 0.900% next $750 million
                                                                                                 0.850% next $1.5 billion
                                                                                                 0.800% over $3 billion

Scudder Growth Portfolio                       Maximum appreciation of capital.                  0.600% of net assets

Scudder International Research Portfolio       Long-term capital appreciation.                   0.750% of net assets

Scudder New Europe Portfolio                   Long-term capital appreciation.                   1.000% to $250 million
                                                                                                 0.950% next $500 million
                                                                                                 0.900% next $750 million
                                                                                                 0.850% next $1.5 billion
                                                                                                 0.800% over $3 billion[++]

Scudder Small Cap Growth Portfolio             Maximum appreciation of investors' capital.       0.650% of net assets

Scudder Strategic Income Portfolio             High current return.                              0.650% of net assets

Scudder Technology Growth Portfolio            Growth of capital.                                0.750% to $250 million
                                                                                                 0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

Scudder Total Return Portfolio                 High total return, a combination of income and    0.550% of net assets
                                               capital appreciation.

Scudder Focus Value+Growth Portfolio           Growth of capital through a portfolio of growth   0.750% of net assets
                                               and value stocks.

SVS Dreman Financial Services Portfolio        Long-term capital appreciation.                   0.750% to $250 million
                                                                                                 0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

SVS Dreman High Return Equity Portfolio        High rate of total return.                        0.750% to $250 million
                                                                                                 0.720% next $750 million
                                                                                                 0.700% next $1.5 billion
                                                                                                 0.680% next $2.5 billion
                                                                                                 0.650% next $2.5 billion
                                                                                                 0.640% next $2.5 billion
                                                                                                 0.630% next $2.5 billion
                                                                                                 0.620% over $12.5 billion

SVS Dreman Small Cap Value Portfolio           Long-term capital appreciation.                   0.750% of net assets

SVS Dynamic Growth Portfolio                   Long-term capital growth.                         1.000% to $250 million
                                                                                                 0.975% next $250 million
                                                                                                 0.950% next $500 million
                                                                                                 0.925% next $1.5 billion
                                                                                                 0.900% over $2.5 billion

SVS Focused Large Cap Growth Portfolio         Growth through long-term capital appreciation.    0.950% to $250 million
                                                                                                 0.925% next $250 million
                                                                                                 0.900% next $500 million
                                                                                                 0.875% next $1.5 billion
                                                                                                 0.850% over $2.5 billion

SVS Growth and Income Portfolio                Long-term capital growth and current income.      0.950% to $250 million
                                                                                                 0.925% next $250 million
                                                                                                 0.900% next $500 million
                                                                                                 0.875% next $1.5 billion
                                                                                                 0.850% over $2.5 billion

SVS Growth Opportunities Portfolio             Long-term growth of capital in a manner           0.950% to $250 million
                                               consistent with the preservation of capital.      0.925% next $250 million
                                                                                                 0.900% next $500 million
                                                                                                 0.875% next $1.5 billion
                                                                                                 0.850% over $2.5 billion

SVS Index 500 Portfolio                        Returns that, before expenses, correspond to      0.440% to $200 million
                                               the total return of U.S. common stocks as         0.400% next $550 million
                                               represented by the Standard & Poor's 500          0.380% next $1.25 billion
                                               Composite Stock Price Index (S&P 500 Index).      0.365% next $3 billion
                                                                                                 0.335% over $5 billion++

SVS Mid Cap Growth Portfolio                   Capital appreciation.                             1.000% to $250 million
                                                                                                 0.975% next $250 million
                                                                                                 0.950% next $500 million
                                                                                                 0.925% next $1.5 billion
                                                                                                 0.900% over $2.5 billion

SVS Strategic Equity Portfolio                 Long-term capital growth.                         0.950% to $250 million
                                                                                                 0.925% next $250 million
                                                                                                 0.900% next $500 million
                                                                                                 0.875% next $1.5 billion
                                                                                                 0.850% over $2.5 billion

SVS Venture Value Portfolio                    Growth of capital.                                0.950% to $250 million
                                                                                                 0.925% next $250 million
                                                                                                 0.900% next $500 million
                                                                                                 0.875% next $1.5 billion
                                                                                                 0.850% over $2.5 billion

* Unless otherwise noted, the information provided below is shown as of the end of each Fund's most recent fiscal year.

+ Unless otherwise noted, the investment management fee rates provided below are based on the average daily net assets of a Fund.

++   Subject to waiver and/or expense limitations.

(1) Based on average weekly net assets. EXHIBIT C Information Regarding Other Funds Advised or Sub-advised by Zurich Scudder Korea

                                    EXHIBIT C
Information Regarding Other Funds Advised or Sub-Advised by Zurich Scudder Korea


                      Net Assets                                Advisory
Name of Fund          as of December 31, 2001                  Fee (% of average
                                                              daily net assets)

                                    EXHIBIT D
           Information Regarding Other Funds Advised or Sub-advised by
                            Zurich Scudder Singapore

                             Net Assets                Advisory Fee
Name of Fund              as of December 31, 2001      (% of average
                                                       daily net assets)

                                    EXHIBIT E
                  Information Regarding Other Funds Advised or
                             Sub-advised by DeAMIS


                                    Net Assets                   Advisory Fee
Name of Fund                        as of December 31, 2001      (% of average
                                                               daily net assets)

International Select Equity Fund         $258,283,127.47              0.70%
Emerging Markets Debt Fund               $74,401,141.11               1.00%
Emerging Markets Equity Fund             $122,395,262.20              1.00%

                                    EXHIBIT F
                         Form of Sub-Advisory Agreement

                         RESEARCH AND ADVISORY AGREEMENT

                        ZURICH SCUDDER INVESTMENTS, INC.
                                    [Address]


[SUBADVISER]
[Address]


     We have entered into an Investment Management Agreement (the "Management Agreement") dated as of [ ], 2002, as amended from time to time, with [The Korea Fund, Inc.]{Scudder New Asia Fund, Inc.} Scudder Global High Income Fund, Inc., a Maryland corporation, (the "Fund"), pursuant to which we act as investment adviser to and manager of the Fund. A copy of the Management Agreement has been previously furnished to you. In furtherance of such duties to the Fund, and with the approval of the Fund, we wish to avail ourselves of your investment advisory services. Accordingly, with the acceptance of the Fund, we hereby agree with you as follows for the duration of this Agreement:

     1. You agree to furnish to us such information, investment recommendations, advice and assistance as we shall from time to time reasonably request. [The Korea Fund, Inc.: In that connection, you agree to continue to maintain a separate staff within your organization to furnish such services exclusively to us.] In addition, for the benefit of the Fund, you agree to pay the fees and expenses of any directors or officers of the Fund who are directors, officers or employees of you or of any of your affiliates, except that the Fund shall bear travel expenses of one (but not more than one) director, officer or employee of you or any of your affiliates who is not a resident in the United States to the extent such expenses relate to his attendance as a director at meetings of the Board of Directors of the Fund in the United States and shall also bear the travel expenses of any other director, officer or employee of you or of any of your affiliates who is resident in the United States to the extent such expenses relate to his attendance as a director at meetings of the Board of Directors outside of the United States.

     2. [The Korea Fund, Inc.: We agree to pay in United States dollars to you, as compensation for the services to be rendered by you hereunder, a monthly fee which, on an annual basis, is equal to 0.2875% per annum of the value of the Fund's net assets up to and including $50 million; 0.2750% per annum of the value of the Fund's net assets on the next $50 million of assets; 0.2500% per annum of the value of the Fund's net assets on the next $250 million of assets; 0.2375% per annum of the value of the Fund's net assets on the next $400 million of assets; and 0.2250% per annum of the value of the Fund's net assets in excess of $750 million. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination and the fee for such period through the end of the month in which such proceeds are received shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee shall be made by us to you within the fifteen days next following the day as of which such payment is so computed.]

     {Scudder New Asia Fund, Inc.: We agree to pay in United States dollars to you, as compensation for the services to be rendered by you hereunder, a monthly fee which, on an annual basis, is equal to 0.312% per annum of the value of the Fund's average weekly net assets up to and including $75 million, 0.250% per annum of the value of the Fund's average weekly net assets on the next $125 million of assets; and 0.200% per annum of the value of the Fund's average weekly net assets in excess of $200 million. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination and the fee for such period through the end of the month in which such proceeds are received shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee shall be made by us to you within the fifteen days next following the day as of which such payment is so computed.}

     [Scudder Global High Income Fund, Inc.: Subject to the provisions of this Agreement, the duties of the Subadviser, the portion of portfolio assets that the Subadviser shall manage, and the fees to be paid the Subadviser by the Manager under and pursuant to this Agreement may be adjusted from time to time by the Manager with and upon the approval of the Board and the members of the Corporation's Board of Directors who are not "interested persons," as defined in the Investment Company Act.]

     The value of the net assets of the Fund shall be determined pursuant to applicable provision of the Articles of Incorporation and By-laws of the Fund.

     We agree to work with you, in order to make our relationship as productive as possible for the benefit of the Fund, to further the development of your ability to provide the services contemplated by Section 1. To this end we agree to work with you to assist you in developing your research techniques, procedures and analysis. We have furnished you with informal memoranda, copies of which are attached to this Agreement, reflecting our understanding of our working procedures with you, which may be revised as you work with us pursuant to this Agreement. We agree not to furnish, without your consent, to any person other than our personnel and directors and representatives of the Fund any tangible research material that is prepared by you, that is not publicly available, and that has been stamped or otherwise clearly indicated by you as being confidential.

     3. You agree that you will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.

     4. Your services to us are not to be deemed exclusive and you are free to render similar services to others, except as otherwise provided in Section 1 hereof.

     5. Nothing herein shall be construed as constituting you an agent of us or of the Fund.

     6. You represent and warrant that you are registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended. You agree to maintain such registration in effect during the term of this Agreement.

     7. Neither you nor any affiliate of yours shall receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Fund, except that you or your affiliates may receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Fund, if permitted under the U.S. Investment Company Act of 1940, as amended (the "1940 Act").

     8. We and the Fund agree that you may rely on information reasonably believed by you to be accurate and reliable. We and the Fund further agree that neither you nor your officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of reckless disregard of your obligations and duties under this Agreement.

     9. This Agreement shall remain in effect [The Korea Fund, Inc.: until September 30, 2002] {Scudder New Asia Fund, Inc., [Scudder Global High Income Fund, Inc.: for a period of one year from the day and date first written above}] and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund's Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice delivered or sent by registered mail, postage prepaid, to you, at your address given above or at any other address of which you shall have notified us in writing, or by you upon 60 days' written notice to us and to the Fund, and shall automatically be terminated in the event of its assignment or of the termination (due to assignment or otherwise) of the Management Agreement, provided that an assignment to a corporate successor to all or substantially all of your business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of your business shall not be deemed to be an assignment for purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

     10. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval.

     11. Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by mailing such notice, air mail postage paid, the day on which such facsimile is sent).

Addressed

         If to Zurich Scudder Investments, Inc., to:
         [address]

         If to [Subadviser], to:
         [address]

or to such other address as to which the recipient shall have informed the other party.

     Notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and if by facsimile and mail, the date on which such facsimile and confirmatory letter are sent.

     12. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     13. If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                  Very truly yours,
                  ZURICH SCUDDER INVESTMENTS, INC.

                  By
                  Title:

The foregoing agreement is hereby accepted as of the date first above written.

                  [SUBADVISER]

                  By
                  Title:

Accepted:

[THE KOREA FUND, INC.] {SCUDDER NEW ASIA FUND, INC.}

[SCUDDER GLOBAL HIGH INCOME FUND, INC.]


By:
Title:

                                   Appendix 1
                          Information Regarding Scudder



Investment Manager

     Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

     As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as trustee of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

     On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

     The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

Directors and Officers of Scudder

     Steven M. Gluckstern, 105 East 17th Street, Fourth Floor, New York, New York 10003. Chairman of the Board and Director, Scudder. Chief Executive Officer, Zurich Global Assets LLC.

     Edmond D. Villani, 345 Park Avenue, New York, New York 10154. President, Chief Executive Officer and Director, Scudder. Managing Director, Scudder.

     Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154. General Counsel, Chief Compliance Officer and Secretary, Scudder. Managing Director, Scudder.

     Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief Investment Officer, Scudder. Managing Director, Scudder.

     Chris C. DeMaio, 345 Park Avenue, New York, New York 10154. Treasurer, Scudder. Managing Director, Scudder.

     Nicholas Bratt, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

     Lynn S. Birdsong, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

     Laurence W. Cheng, 54 Thompson Street, New York, New York. Director, Scudder. Chairman and Chief Executive Officer, Capital Z Management, LLC.

     Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles, California 90010. Director, Scudder. Chairman of the Board, President and Chief Executive Officer, Farmers Management, LLC.

     Gunther  Gose,  Mythenquai  2,  P.O.  Box  CH-8022,  Zurich,   Switzerland.
Director, Scudder. Chief Financial Officer, Zurich Financial.

     Appendix 9 includes information regarding each officer of each Fund who is associated with Scudder.

     Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to become Chairman of Deutsche Asset Management. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the New Investment Management Agreements or on its ability to operate its businesses in a manner consistent with its current practices.

     Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Mr. Birdsong. [In addition, Messrs. Villani, Bratt and Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Kemper Investments Supplemental Profit Sharing Plan (collectively, the "Plans"). Pursuant to the terms of each Plan, upon consummation of the Transaction, the respective accounts of each participant in the Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.]

     Scudder also informed the Funds that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates) securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.

                                   Appendix 2
                       Proposed Portfolio Manager Changes

          Below is a table that shows, as of [February 4], 2002 the anticipated changes to the lead portfolio management of the Funds after the Transaction. The information contained in the table is subject to change prior to or following the close of the Transaction. Shareholders of a Fund will be notified following a change in their Fund's lead portfolio manager(s).

                             Lead Portfolio Managers     Lead Portfolio Managers
            Fund             as of December 31, 2001      after the Transaction

Brazil Fund, Inc.                         Paul Rogers             Paul Rogers
Korea Fund, Inc.                          John Lee                John Lee
Scudder Global High Income Fund, Inc.     Jan C. Faller,          David Dowsett,
                                          Jack Janasiewicz        Ian Clark
Scudder New Asia Fund, Inc.               Terrence Gray           Terrence Gray

                                   Appendix 3
                              Fees to SFAC and SISC

                                                     Aggregate Fee   Aggregate
                                         Fiscal         to SFAC         Fee
         Fund                             Year                        to SISC

Brazil Fund, Inc.
Korea Fund, Inc.
Scudder Global High Income Fund, Inc.
Scudder New Asia Fund, Inc.

                                   Appendix 4
                      Fund Management Fee Rates, Net Assets
                          and Aggregate Management Fees

                                                                      Aggregate
                       Fiscal   Net              Management           Management
  Fund                 Year     Assets           Fee Rate*            Fee Paid+

Brazil Fund, Inc.                           1.200% to $150 million
                                            1.050% next $150 million
                                            1.000% next $200 million
                                            0.900% thereafter

Korea Fund, Inc.                            1.150% to $50 million
                                            1.100% next $50 million
                                            1.000% next $250 million
                                            0.950% next $400 million
                                            0.900% next $300 million
                                            0.850% thereafter

Scudder Global High Income                  1.200% of net assets
Fund, Inc.
Scudder New Asia Fund, Inc.                 1.250% to $75 million
                                            1.150% next $125 million
                                            1.100% thereafter


_______________________
* The management fee rates shown are for the Fund's most recently completed fiscal year, unless otherwise noted.

+ Aggregate management fees disclosed in this table may include fees paid to successors and affiliates of Scudder.

++   After waiver and/or expense limitations.

                                   Appendix 5
               Dates Relating to Investment Management Agreements

                                                                                                                   Termination Date
                                                                                                                       (Unless
                                                           Current Investment                                       Continued) For
                                       Date of Current    Management Agreement                                      New Investment
                                          Investment        Last Approved By        New Investment Management         Management
                                         Management           Shareholders            Agreement Approved By           Agreement
                                          Agreement                                         Directors
                Fund

Brazil Fund, Inc.                      9/7/98            12/17/98                 2/4/02
Korea Fund, Inc.                       9/30/98           12/17/98                 2/4/02
Scudder Global High Income Fund, Inc.  9/7/98            12/17/98                 2/4/02
Scudder New Asia Fund, Inc.            4/5/00            12/17/98                 2/4/02

                                   Appendix 6
                             Fund Shares Outstanding

     The table below sets forth the number of shares outstanding for each Fund as of [ ], 2002.

        Fund                               Number of Shares Outstanding

                                   Appendix 7
                 Beneficial Owners of 5% or More of Fund Shares

                                   Appendix 8
              Fund Shares Owned by Directors and Executive Officers


     Many of the Directors and executive officers own shares of the series of each Fund and of other funds in the Scudder and Deutsche Bank Families of Funds, allocating their investments among such funds based on their individual investment needs. The following table sets forth, for each Director, the dollar range of equity securities owned in each series of each Fund owned as of December 31, 2001. [The amount shown includes share equivalents of [certain] funds advised by Scudder in which the board member is deemed to be invested pursuant to such Fund's Deferred Compensation Plan.] [As of [December 31, 2001], no Director or executive officer of the Fund owned any shares of [ ].] In addition, the last row in the table represents the aggregate dollar range of equity securities owned as of December 31, 2001 in all funds overseen or to be overseen by each Director in the Scudder and Deutsche Bank Families of Funds. The information as to beneficial ownership is based on statements furnished to each Fund by each Director and executive officer. Unless otherwise noted, each Director's individual shareholdings of each Fund constitute less than 1% of the outstanding shares of such Fund. Unless otherwise noted, as a group, the Directors and executive officers of each Fund own less than 1% of the shares of each Fund.


                                                                                               Jean
                         Henry P.     Linda C.    Dawn-Marie     Edgar R.                     Gleason      Jean C.         Steven
      Names of           Becton Jr.    Coughlin    Driscoll       Fiedler      Keith Fox     Stromberg      Tempel        Zaleznick
      Directors

         Fund

Brazil Fund, Inc.
Korea Fund, Inc.
Scudder Global High
Income Fund, Inc.
Scudder New Asia
Fund, Inc.
Aggregate Dollar
Range of Equity
Securities*

                                   Appendix 9
                                    Officers


     The following persons who are officers or directors of each Fund noted in the table below:

                       Present Office with the Fund;        Fund (Year First
Name (age)        Principal Occupation or Employment(1)    Became an Officer)(2)
Name (age)




(1)  Unless  otherwise  stated,  all of the officers have been  associated  with
     their  respective  Companies  for  more  than  five  years,   although  not
     necessarily  in  the  same  capacity.

(2) The President, Treasurer and Secretary each holds office until the first meeting of Directors in each calendar year and until his or her Successor has been duly elected and qualified, and all other officers hold office as the Directors permit in accordance with the By-laws of the applicable Corporation.